UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

RESTAURANT ACQUISITION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52262	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 290 Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 240-9190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On June 19, 2008, Restaurant Acquisition Partners, Inc., a Delaware corporation (“Restaurant Acquisition”), Oregano’s Acquisition, Inc., an Arizona corporation and a wholly owned subsidiary of Restaurant Acquisition (“Merger Sub”) and Oregano’s Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Restaurant Acquisition (“Merger LLC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oregano’s Pizza Bistro, Inc., an Arizona corporation (“Oregano’s”) and Mark S. Russell, Oregano’s sole shareholder and principal executive officer (“Russell”).

The Merger Agreement provides that subject to the terms and conditions specified, Merger Sub will be merged with and into Oregano’s, with Oregano’s as the surviving corporation. Immediately following this merger, Oregano’s will merge with and into Merger LLC, with Merger LLC as the surviving limited liability company. Following consummation of these transactions, Restaurant Acquisition will change its name to “Oregano’s Pizza Bistro, Inc.” and Merger LLC will continue as its wholly owned subsidiary. The combination of these events is referred to as the “merger” in this Report.

The Merger Agreement provides that Russell will be entitled to closing consideration equal to 6.5 times Oregano’s adjusted earnings before interest, taxes, depreciation and amortization for the 12 months ending August 31, 2008 (“Adjusted EBITDA”). The closing consideration will be reduced by certain outstanding indebtedness and will be subject to adjustment to the extent working capital is greater or less than negative $1.5 million. In addition, the closing consideration will be increased by an amount equal to third party capital expenditures incurred by Oregano’s for the construction or development of new restaurants prior to the closing in accordance with its project development plan and budget.

The Merger Agreement provides that Russell will be entitled to contingent consideration equal to 1.0 times Adjusted EBITDA if both (1) Oregano’s completes and opens three new restaurants before the second anniversary of the closing and (2) Russell is an employee of Oregano’s at the time of completion.

Up to 52% of the estimated merger closing consideration (not in excess of $8.5 million) will be payable at closing in cash with the balance paid in Restaurant Acquisition common stock valued at $5.69 per share. Restaurant Acquisition will hold back 447,645 shares of such common stock to secure Russell’s indemnification obligations under the Merger Agreement. To the extent the post-closing audit process results in actual merger closing consideration exceeding estimated merger closing consideration, then additional payments to Russell will be made in Restaurant Acquisition common stock. To the extent the post-closing audit process results in estimated merger closing consideration exceeding actual merger closing consideration, such excess amount will be payable by Russell in cash or by return of Restaurant Acquisition common stock originally issued to him, valued at $5.69 per share.

The contingent consideration will be payable in cash or in stock, at Russell’s option. If payable in stock, the contingent consideration will be valued based on average closing price for the five trading days ending on the second business day prior to the termination of the earn-out period.

All of the Restaurant Acquisition common stock issued in connection with the transaction will be restricted from sale, hedge or pledge for six months following the closing pursuant to a standard lockup.

The merger is subject to customary closing conditions. In addition, the closing is conditioned on (a) the affirmative vote of the Restaurant Acquisition stockholders to adopt the Merger Agreement and the Restaurant Acquisition stock incentive plan, (b) fewer than 20% of the shares of Restaurant Acquisition common stock issued in Restaurant Acquisition’s initial public offering voting against the merger and electing to convert their shares into cash in accordance with Restaurant Acquisition’s amended and restated certificate of incorporation, (c) the transactions contemplated by the Real Estate Purchase Agreement (as set forth below) having closed or closing simultaneously with the Merger Agreement and (d) Restaurant Acquisition having received financing of at least $5.0 million.

The merger is expected to be consummated in the fourth quarter of 2008, after the required approval by the stockholders of Restaurant Acquisition and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1.

Real Estate Purchase Agreement

On June 19, 2008, Oregano’s Real Estate Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Restaurant Acquisition (“Oregano’s Real Estate”), entered into a Purchase and Sale Agreement with City Surf Management Group, LLC (“City Surf”) and Russell, City Surf’s sole member (the “Real Estate Purchase Agreement”). Pursuant to the Real Estate Purchase Agreement, Oregano’s Real Estate has agreed to purchase six parcels of real property (the “Property”) in Arizona, five of which relate to existing Oregano’s restaurants and one of which is a restaurant in development.

The closing purchase price for the Property is $9,221,000 payable in cash, of which $922,100 will be subject to holdback to secure City Surf’s indemnification obligations. To the extent the estimated deductions for indebtedness and working capital pursuant to the Merger Agreement (as described above) exceed $8.5 million, then a portion of the cash consideration payable as closing purchase price for the Property will instead be payable in the form of Restaurant Acquisition stock valued at $5.69 per share.

In addition, City Surf may be entitled to contingent consideration in an amount equal to excess of the independent appraised value of the Property at the third anniversary of the closing over the closing purchase price. Such consideration will be payable in cash or Restaurant Acquisition common stock at Russell’s election.

The transaction is subject to customary closing conditions, as well as the closing of the Merger Agreement.

A copy of the Real Estate Purchase Agreement is attached hereto as Exhibit 10.2.

Non-Competition and Non-Solicitation Agreement

In connection with the merger, Russell has agreed to enter a non-competition and non-solicitation agreement with Restaurant Acquisition for a term of three (3) years. A copy of the form of Non-Competition and Non-Solicitation Agreement is attached hereto as Exhibit 10.3.

Registration Rights Agreement

In connection with the Merger, Restaurant Acquisition and Russell will enter into an agreement whereby Russell with receive certain SEC registration rights with respect to the shares of Restaurant Acquisition common stock he acquires in connection with the merger and the Property sale (the “Registration Rights Agreement”). The Registration Rights Agreement provides that after the first anniversary of the merger, Russell is entitled to require Restaurant Acquisition to file up to two registration statements under the Securities Act of 1933 to register for resale his securities. In addition, the Registration Rights Agreement provides that if Restaurant Acquisition files a registration statement under the Securities Act after the first anniversary of the merger, Russell may elect to register his registrable securities under such registration statement under certain circumstances.

A copy of the Form of Registration Rights Agreement is attached hereto as Exhibit 10.4.

Employment Agreement

Pursuant to the Merger Agreement, Oregano’s has entered into an employment agreement with Russell, whereby Russell will be employed as Vice-Chairman (the "Employment Agreement") effective as of the closing. The Employment Agreement provides for an initial term of three years, with additional extension terms of one year unless either party provides 60 days written notice prior to the end of the then current term.  Russell’s base salary will be $300,000.  He is also entitled to participate in Oregano’s Executive Management Bonus Plan, Stock Incentive Plan and to participate in the other customary benefits plans maintained by Oregano’s. If Russell terminates his employment pursuant for “Good Reason” or following a “change of control” or if Oregano’s terminates Russell's employment pursuant without “cause” (in each case as defined in the Employment Agreement), Russell will be entitled to 18 months of his annual base salary as severance.   The Employment Agreement is attached hereto as Exhibit 10.5.

Additional Information and Where to Find It

In connection with the proposed merger, Property acquisition and required stockholder approval, Restaurant Acquisition intends to file with the SEC a proxy statement on Schedule 14A which will be mailed to the stockholders of Restaurant Acquisition. INVESTORS AND SECURITY HOLDERS OF RESTAURANT ACQUISITION ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER, PROPERTY ACQUISITION AND RELATED TRANSACTIONS. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about Restaurant Acquisition, at www.sec.gov, the SEC’s website. Investors may also obtain copies of such material by request to Restaurant Acquisition’s Corporate Secretary at: Restaurant Acquisition Partners Inc., 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822.

Restaurant Acquisition and its officers and directors may be deemed to have participated in the solicitation of proxies from Restaurant Acquisition’s stockholders in favor of the adoption of the Merger Agreement and the approval of the merger and the Real Estate Purchase Agreement and the approval of the Property acquisition. Information concerning Restaurant Acquisition’s directors and executive officers is set forth in the publicly filed documents of Restaurant Acquisition. Restaurant Acquisition stockholders may obtain more detailed information regarding the direct and indirect interests of Restaurant Acquisition and its directors and executive officers in the merger and Property acquisition by reading the preliminary and definitive proxy statements regarding these transactions once they are filed with the SEC.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1
Agreement and Plan of Merger, dated as of June 19, 2008, by and among Restaurant Acquisition Partners, Inc., Oregano’s Acquisition, Inc., Oregano’s Holdings LLC, Oregano’s Pizza Bistro, Inc. and Mark S. Russell, the sole shareholder of Oregano’s Pizza Bistro, Inc. *

10.2
Purchase and Sale Agreement, dated as of June 19, 2008, by and among Oregano’s Real Estate Holdings LLC, a Delaware limited liability company, Mark S. Russell and City Surf Management Group, LLC, an Arizona limited liability company. *

10.3	Form of Non-Competition and Non-Solicitation Agreement between Restaurant Acquisition Partners, Inc. and Mark S. Russell.

10.4	Form of Registration Rights Agreement between Restaurant Acquisition Partners, Inc. and Mark S. Russell.

10.5	Employment Agreement, dated as of June 19, 2008, by and among, Oregano's Pizza Bistro, Inc. and Mark S. Russell.

99.1	Press Release of Restaurant Acquisition Partners, Inc., dated June 19, 2008.

*	Certain schedules have been omitted and Restaurant Acquisition agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT ACQUISITION PARTNERS, INC.
(Registrant)

Date: June 24, 2008	By:	/s/ Christopher R. Thomas
	Name:	Christopher R. Thomas
	Title:	Chief Executive Officer and President

EXHIBIT INDEX
Exhibit No.	Description

10.1
Agreement and Plan of Merger, dated as of June 19, 2008, by and among Restaurant Acquisition Partners, Inc., Oregano’s Acquisition, Inc., Oregano’s Holdings LLC, Oregano’s Pizza Bistro, Inc. and Mark S. Russell the sole shareholder of Oregano’s Pizza Bistro, Inc. *

10.2	Purchase and Sale Agreement, dated as of June 19, 2008, by and among Oregano’s Real Estate Holdings, LLC, Mark S. Russell and City Surf Management Group, LLC. *

10.3	Form of Non-Competition and Non-Solicitation Agreement between Restaurant Acquisition Partners, Inc. and Mark S. Russell.

10.4	Form of Registration Rights Agreement between Restaurant Acquisition Partners, Inc. and Mark S. Russell.

10.5	Employment Agreement, dated as of June 19, 2008, by and among, Oregano's Pizza Bistro, Inc. and Mark S. Russell.

99.1	Press Release of Restaurant Acquisition Partners, Inc. dated June 19, 2008.

*	Certain schedules have been omitted and Restaurant Acquisition agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.